Exhibit 99.3

City Office REIT, Inc.

Pro Forma Consolidated Financial Statements

(Unaudited)

City Office REIT, Inc. (“Company,” “we,” “our” or “us”) was organized in the state of Maryland on November 26, 2013. On April 21, 2014, the Company completed its initial public offering (“IPO”) of shares of the Company’s common stock. The Company contributed the net proceeds of the IPO to City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), in exchange for common units in our Operating Partnership. Both the Company and the Operating Partnership commenced operations upon completion of the IPO and certain related formation transactions (the “Formation Transactions”).

Neither the Company nor the Operating Partnership had any business activity prior to completion of the IPO and related Formation Transactions on April 21, 2014. Since completion of the IPO and the related Formation Transactions, the Company, through the Operating Partnership and its subsidiaries, has completed the acquisition of three properties during the year ended December 31, 2014 —the Plaza 25 property purchased on June 4, 2014, the Lake Vista Pointe property purchased on July 18, 2014, and the Florida Research Park property purchased on November 18, 2014. During the first quarter of 2015, the Company also acquired the Logan Tower property on February 4, 2015 and in the second quarter of 2015, the Company acquired Superior Pointe on June 17, 2015 and DTC Crossroads on June 30, 2015.

The Company announced on September 3, 2015 that it had closed on the acquisition of the 190 Office Center property in Dallas, Texas for $54.35 million and the Intellicenter property in Tampa, Florida for a purchase price of $44.6 million. The Company does not have a material relationship with the seller of the Property and the acquisition is not an affiliated transaction.

The accompanying unaudited Pro Forma Consolidated Balance Sheet and Consolidated Statement of Operations are presented to reflect the historical consolidated balance sheet of the Company as of June 30, 2015 and the historical consolidated statement of operations for the six months ended June 30, 2015 which includes the acquisition of Logan Tower, Superior Pointe, DTC Crossroads, 190 Office Center and Intellicenter as if the acquisitions had been completed on January 1, 2014. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014 reflects the historical operations of the Predecessor for the period from January 1, 2014 through April 20, 2014 and the historical results of operations of the Company for the period from April 21, 2014 through December 31, 2014 and are presented as if the IPO and related Formation Transactions, and the acquisitions of Plaza 25, Lake Vista Pointe, Florida Research Park, Logan Tower, Superior Pointe, DTC Crossroads, 190 Office Center and Intellicenter were completed on January 1, 2014.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition of the property and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition had actually occurred on January 1, 2014. Accordingly, the unaudited Pro Forma Consolidated

Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the acquisition of the property occurred on the dates indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. The unaudited Pro Forma Consolidated Financial Statements exclude any non-recurring charges or credits directly attributable to the acquisition.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of June 30, 2015

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	Intellicenter (A)	190 Office Center (B)	Company Pro Forma
Assets
Real estate properties, net	$271,689	$39,522	$46,851	$358,062
Cash and cash equivalents	11,293	—	—	11,293
Restricted cash	10,114	—	—	10,114
Rents receivable, net	11,635	—	—	11,635
Deferred financing costs, net of accumulated amortization	2,801	—	—	2,801
Deferred leasing costs, net of accumulated amortization	4,711	—	—	4,711
Acquired lease intangibles assets, net	33,583	7,742	5,673	46,998
Prepaid expenses and other assets	1,251	—	—	1,251

Total Assets	$347,077	$47,264	$52,524	$446,865

Liabilities and Equity

Liabilities:
Debt	$241,095	$46,279	$51,000	$338,374
Accounts payable and accrued liabilities	7,423	319	680	8,422
Deferred rent	1,197	—	—	1,197
Tenant rent deposits	2,078	2	39	2,119
Acquired lease intangibles liability, net	1,193	664	805	2,662
Dividends payable	3,601	—	—	3,601
Earn-out liability	8,600	—	—	8,600

Total Liabilities	265,187	47,264	52,524	364,975

Equity
Stockholders’ Equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 12,365,240 shares issued and outstanding	124	—	—	124
Additional paid in capital	92,270	—	—	92,270
Accumulated deficit	(19,664)	—	—	(19,664)

Total Stockholders’ Equity	72,730	—	—	72,730
Operating Partnership noncontrolling interests	9,866	—	—	9,866
Noncontrolling interests in properties	(706)	—	—	(706)

Total Equity	81,890	—	—	81,890

Total Liabilities and Stockholder Equity	$347,077	$47,264	$52,524	$446,865

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2015

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	Intellicenter Acquisition (AA)	190 Office Center (BB)	DTC Crossroads Acquisition (CC)	Superior Pointe Acquisition (DD)	Logan Tower Acquisition (EE)	Company Pro Forma
Revenue:
Rental income	$20,237	$2,183	$2,439	$1,904	$1,666	$129	$28,558
Expense reimbursement	2,036	226	486	—	—	—	2,748
Other	621	2	5	—	—	19	647

Total Revenues	22,894	2,411	2,930	1,904	1,666	148	31,953

Operating Expenses:
Property operating expenses	8,243	886	1,579	885	667	57	12,317
Acquisition costs	1,091	—	—	(85)	(136)	(99)	771
Stock based compensation	916	—	—	—	—	—	916
General and administrative	902	—	—	—	—	—	902
Base management fee	659	—	—	—	—	—	659
Depreciation and amortization	8,900	869	1,499	984	982	64	13,298

Total Operating Expenses	20,711	1,755	3,078	1,784	1,513	22	28,863

Operating Income/ (loss)	2,183	656	(148)	120	153	126	3,090

Interest Expense:
Contractual interest expense	(4,112)	(1,212)	(1,147)	(424)	(23)	—	(6,918)
Amortization of deferred financing costs	(354)	(82)	(11)	—	—	—	(447)

	(4,466)	(1,294)	(1,158)	(424)	(23)	—	(7,365)
Change in fair value of earn-out	(600)	—	—	—	—	—	(600)
Gain on equity investment	—	—	—	—	—	—	—

Net income/(loss)	(2,883)	(638)	(1,306)	(304)	130	126	(4,875)
Less:
Net income/(loss) attributable to non-controlling interests in properties	(255)	—	—	—	—	—	(255)
Net income/(loss) attributable to Operating Partnership unitholders’ noncontrolling interests	598	122	249	58	(25)	(24)	978

Net income/(loss) attributable to stockholders	$(2,540)	$(516)	$(1,057)	$(246)	$105	$102	(4,152)

Pro forma weighted average common shares outstanding - basic and diluted							12,365,240
Pro forma basic and diluted loss per share							(0.34)

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2014

(Unaudited)

(In thousands, except share and per share data)

	City Office REIT, Inc.	Intellicenter (AA)	190 Office Center (BB)	DTC Crossroads Acquisition (CC)	Superior Pointe Acquisition (DD)	Logan Tower Acquisition (EE)	Impact of 2014 Acquisitions (FF)	Other Pro Forma Adjustments		Company Pro Forma
Revenue:
Rental income	$33,236	$3,771	$4,858	$3,399	$1,819	$1,383	$4,585	$—		$53,051
Expense reimbursement	2,869	436	924	86	1,359	—	983	—		6,657
Other	791	3	7	69	—	203	6	—		1,079

Total Revenues	36,896	4,210	5,789	3,554	3,178	1,586	5,574	—		60,787
Operating Expenses:
Property operating expenses	14,332	1,542	3,288	1,728	1,574	611	1,773	—		24,848
Acquisition costs	2,133	819	993	85	136	99	290	—		4,555
Stock based compensation	1,091	—	—	—	—	—	—	442	(GG)	1,533
General and administrative	1,314	—	—	—	—	—	—	476	(HH)	1,790
Base management fee	682	—	—	—	—	—	—	297	(II)	979
Depreciation and amortization	14,729	1,821	3,038	1,928	1,874	877	2,776	—		27,043

Total Operating Expenses	34,281	4,182	7,319	3,741	3,584	1,587	4,839	1,215		60,748

Operating Income/ (loss)	2,615	28	(1,530)	(187)	(406)	(1)	735	(1,215)		39
Interest Expense:
Contractual interest expense	(7,854)	(2,426)	(2,294)	(1,050)	(90)	—	—	(254)	(JJ)	(13,968)
Amortization of deferred financing costs	(1,443)	(164)	(22)	—	—	—	—	765	(JJ)	(864)
Loss on early extinguishment of Predecessor debt	(1,655)	—	—	—	—	—	—	1,655	(JJ)	—

	(10,952)	(2,590)	(2,316)	(1,050)	(90)	—	—	2,166		(14,832)
Change in fair value of earn-out	(1,048)	—	—	—	—	—	—	—		(1,048)
Gain on equity investment	4,475	—	—	—	—	—	—	(4,475)	(KK)	—

Net (loss)/income	(4,910)	(2,562)	(3,846)	(1,237)	(496)	(1)	735	(3,524)		(15,841)

Less:
Net (income)/loss attributable to non-controlling interests in properties	(82)	—	—	—	—	—	—	—		(82)
Net income attributable to Predecessor	(1,973)	—	—	—	—	—	—	1,973	(LL)	—
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	1,955	—	—	—	—	—	—	2,517		4,472

Net (loss)/income attributable to stockholders	$(5,010)	$(2,562)	$(3,846)	$(1,237)	$(496)	$(1)	735	966		(11,451)

Pro forma weighted average common shares outstanding - basic and diluted										8,475,697
Pro forma basic and diluted loss per share										(1.35)

City Office REIT, Inc.

Notes and Management’s Assumption to Unaudited Pro Forma Consolidated Financial Statements

1. Notes to the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2015

(A) The acquisition of Intellicenter was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change. The Pro Forma adjustment includes the estimated cash borrowings and mortgage loan established upon the acquisition of Intellicenter.

(B) The acquisition of 190 Office Center was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition and are therefore subject to change. The Pro Forma adjustment includes the estimated cash borrowings and mortgage loan established upon the acquisition of 190 Office Center.

2. Notes to the Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2015 and the year ended December 31, 2014

(AA) Revenue and property expenses for the Intellicenter acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the mortgage loan is at a fixed rate of 4.65% and borrowings under the term loan is at a variable rate of LIBOR plus 6%.

(BB) Revenue and property expenses for the 190 Office Center acquisition are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change. Interest expense related to the Company’s borrowings under the mortgage loan is at a fixed rate of 4.79% and borrowings under the Secured Credit Facility is at a variable rate of LIBOR plus 2.25%.

(CC) Financial results for DTC Crossroads are based on historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change.

(DD) Financial results for Superior Pointe are based on historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change.

(EE) Financial results for Logan Tower are based on historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense. Depreciation expense is based on the preliminary estimates of fair value for the tangible and intangible assets acquired and is therefore subject to change.

(FF) During the year ended December 31, 2014, the Company acquired Plaza 25, Lake Vista Pointe and Florida Research Park. The impact of these acquisitions on revenue and expenses has been presented as if they occurred on January 1, 2014. Revenue and property expenses prior to the acquisition of the Plaza 25 property purchased on June 4, 2014, the Lake Vista Pointe property purchased on July 18, 2014, and the Florida Research Park property purchased on November 18, 2014, are based on the historical operations under the previous owners’ ownership. Pro Forma adjustments include estimated depreciation expense and interest expense.

(GG) Reflects a pro rata portion of the expense of stock-based compensation to be granted to the Advisor as part of the formation transactions for the periods presented. The expense will be amortized over the vesting period.

(HH) Reflects the estimated costs to operate the entity as a public company comprised of insurance, directors, public reporting and other miscellaneous costs.

(II) City Office will pay the advisor an advisory fee in accordance with the advisory agreement. The adjustment reflects the pro-forma impact as the IPO and related Formation Transactions are presented as if they occurred on January 1, 2014.

(JJ) Reflects the reduction of interest expense from the repayment of mortgage debt upon consummation of the IPO. Additionally, reflects the increase in interest expense for the periods presented on the $95 million and $23.5 million mortgage loans to be guaranteed by the OP as to certain “non-recourse covenants” and secured by a mortgage on the fee simple interest in the Cherry Creek Corporate Campus, City Center and Corporate Parkway properties and the AmberGlen properties. A secured revolving credit facility of $30 million authorized and available was obtained following the formation. Pro forma reflects the amortization of the associated financing costs on the mortgage loans and the secured revolving credit facility for the periods presented. Pro forma also reflects the increase in interest expense relating to presenting the acquisitions of Plaza 25, Lake Vista Pointe and Florida Research Park as if they occurred on January 1, 2014.

In connection with the prepayment of the mortgage loan secured by Cherry Creek Corporate Campus, City Centre, Corporate Parkway and Central Fairwinds, $1.1 million of deferred financing costs were written-off. Additionally prepayment costs of approximately $1.7 million were incurred.

(KK) Reflects reversal of gain on equity investment as the acquisition of the remaining 57.7% interest in Cherry Creek are presented as if it occurred on January 1, 2014.

(LL) Reflects reversal of net income attributable to the Predecessor as the IPO and related Formation Transactions are presented as if they occurred on January 1, 2014.